EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement of Quiksilver, Inc. on Form S-8 of our reports, dated January 13, 2006, relating to the consolidated financial statements of Quiksilver, Inc., and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Quiksilver, Inc. for the year ended October 31, 2005.
/s/ Deloitte & Touche LLP
Costa Mesa, California
April 7, 2006